UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 8, 2012

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 8, 2012, Nevada Gold & Casinos, Inc. (the “Company”) and certain of its subsidiary entities entered into Amendment Number Four (the “Fourth Amendment”) to the Credit Agreement dated October 7, 2011 (the “Credit Agreement”) with Wells Fargo Gaming Capital, LLC, a wholly-owned subsidiary of Wells Fargo Bank, N.A. The purpose of the Fourth Amendment was to, among others, add NG Washington III, LLC, a wholly-owned subsidiary of the Company, to certain terms defined in the Credit Agreement and to amend a financial covenant related to the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) from 1:25:1.00 to 1.15:1.00.

The above description of the material terms of the Fourth Amendment is qualified in its entirety by reference to the full and complete terms contained in this document, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1	Amendment Number Four to Credit Agreement dated as of October 31, 2012 by and among Wells Fargo Gaming Capital, LLC, in capacity as administrative agent and lender, Nevada Gold & Casinos, Inc., as parent, and NG Washington, LLC, NG Washington II, LLC and NG Washington III, LLC, as borrowers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: November 9, 2012	By:	/s/ Ernest E. East
Ernest E. East
Interim President

INDEX TO EXHIBITS

Item	Exhibit

10.1	Amendment Number Four to Credit Agreement, dated as of October 31, 2012, by and among Wells Fargo Gaming Capital, LLC, in capacity as administrative agent and lender, Nevada Gold & Casinos, Inc., as parent, and NG Washington, LLC, NG Washington II, LLC and NG Washington III, LLC, as borrowers.